UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2021

 Ping Identity Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39056	81-2933383
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 17th Street, Suite 100, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303)-468-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PING	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Ping Identity Corporation (“Borrower”), Roaring Fork Intermediate, LLC (“Holdings”), and certain other domestic subsidiaries of the Borrower (collectively, with the Borrower and Holdings, the “Credit Parties”), were party to a credit agreement (as amended, supplemented and otherwise modified from time to time, the “Existing Credit Agreement”) dated as of December 12, 2019 with Bank of America, N.A. as administrative agent and as collateral agent, and certain other financial institutions party thereto as lenders.

On November 23, 2021 (the “Closing Date”), the Credit Parties entered into a credit agreement with Bank of America, N.A., as administrative agent and as collateral agent, and certain other financial institutions party thereto as lenders (the “Credit Agreement”) to refinance the revolving loans drawn under under the Existing Credit Agreement with a new term loan B facility consisting of an aggregate principal amount of $300 million term B loans (the “Term Loans”) maturing on November 23, 2028 (the “Term B Maturity Date”) and to obtain commitments for a new revolving credit facility in an aggregate principal amount of $150 million (the “Revolving Facility”, the commitments thereunder, the “Revolving Commitments” and the loans drawn thereunder, the “Revolving loans”) maturing on November 23, 2026.

Amortization payments on the Term Loans are equal to 0.25% of the initial aggregate principal amount of Term Loans, payable at the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2022. The Term Loans will bear interest at Term SOFR (as defined in the Credit Agreement and subject to a floor of 0.50%) plus the applicable SOFR Adjustment (as defined in the Credit Agreement) plus an applicable margin of 3.75% or a base rate plus an applicable margin of 2.75%. Revolving Loans denominated in U.S. dollars will bear interest at Term SOFR (subject to a floor of 0.00%) plus the applicable SOFR Adjustment plus an applicable margin ranging from 1.25% to 2.00%, depending on the senior secured leverage ratio (as calculated pursuant to the Credit Agreement) of Holdings and its restricted subsidiaries, or a base rate plus an applicable margin ranging from 0.25% to 1.00%, depending on the senior secured leverage ratio of Holdings and its restricted subsidiaries. Revolving Loans denominated available non-U.S. dollar currencies will bear interest at the applicable rate for such non-U.S. dollar currencies plus the applicable rate adjustment (if any) plus an applicable margin ranging from 1.25% to 2.00%, depending on the senior secured leverage ratio of Holdings and its restricted subsidiaries.

Any prepayment of the Term Loans in connection with a repricing transaction occurring on a date that is prior to the date that is six months after the effective date of the Credit Agreement, subject to exceptions set forth in the Credit Agreement, will be subject to a prepayment premium equal to 1.00% of the principal amount of any such Term Loans being prepaid. The Credit Agreement contains customary mandatory prepayment provisions.

The Credit Agreement contains customary events of default (including an event of default upon a change of control) and customary restrictions on the ability of the Credit Parties and their restricted subsidiaries to, among other things, incur indebtedness, make investments, make dividends and incur liens. The Term Loans and the Revolving Loans are secured by a first priority lien on substantially all assets of the Credit Parties, subject to certain customary exceptions.

The Credit Agreement also contains covenants requiring certain financial information to be submitted quarterly and annually. In addition, under the terms of the Credit Agreement, unless waived by the revolving lenders holding a majority of Revolving Commitments and/or Revolving Loans, Holding and its restricted subsidiaries are required to maintain a total net leverage ratio (as calculated pursuant to the Credit Agreement) as of the four consecutive fiscal quarters then last ended (x) commencing with the fiscal quarter ending June 30, 2022 and through and including the fiscal quarter ending March 31, 2024 of no more than 5.00:1.00 and (ii) commencing with the fiscal quarter ending June 30, 2024 and each fiscal quarter thereafter, 4.00:1.00.

Proceeds from the Term Loans, together with other funds available to the borrowers, will be used to repay in full the indebtedness outstanding under the Existing Credit Agreement and all accrued and unpaid fees in respect thereof and for working capital and general corporate purposes. Proceeds from the Revolving Loans will be used for specified purposes on the Closing Date and from and after the Closing Date, for working capital purposes and general corporate purposes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Existing Credit Agreement is described in Item 10.1 of the Company’s Current Report on form 8-K filed on December 13, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Credit Agreement, dated as of November 23, 2021, among Ping Identity Corporation, a Delaware corporation, Roaring Fork Intermediate, LLC, Delaware limited liability company, as a guarantor, the other guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2021	Ping Identity Holding Corp.

	By:	/s/ Lauren Romer
Lauren Romer
Chief Legal Officer